Haemonetics(R) Reports Strong Results for First Quarter Fiscal 2008

               -- Company Generates Double Digit Growth in Sales,
                      Net Income, and Earnings Per Share --

      BRAINTREE, Mass., Aug. 2 /PRNewswire-FirstCall/ -- Haemonetics Corporation (NYSE: HAE) today reported first quarter fiscal 2008 GAAP net revenues of $122 million, up 10.2%, net income of $13 million, up 13.6%, and net earnings per share of $0.46, up 16.0%.

      First quarter fiscal 2008 adjusted net income, excluding charges, was $14 million, up 13.0%, and adjusted earnings per share were $0.50, up 15.1%. Haemonetics' FY08 adjusted financial results exclude restructuring costs in connection with changes to the Company's international operations resulting in (pre-tax) charges of $1.6 million, or $0.04 per share. Q1FY07 adjusted financial results to which the Company is comparing also exclude restructuring charges of $1.6 million (pre-tax), or $0.04 per share. The Company has posted a reconciliation of GAAP to adjusted results on its website at http://www.haemonetics.com/investors.

      Brad Nutter, Haemonetics' President and CEO, said, "In the quarter, Haemonetics performed well. We executed to our new vision to be the global leader in blood management solutions for our customers. On an adjusted basis, we leveraged 10% growth in revenue into 13% growth in net income and 15% growth in earnings per share."

      FINANCIALS

      In addition to revenues and earnings per share, Haemonetics reported first quarter gross profit of $61 million, up 7.2%, and gross margin of 50.4%, down 140 basis points. Gross margin was impacted by product mix as the Company's lower gross margin contributors, plasma and equipment, had strong sales growth. Adjusted operating expenses were $44 million, up 7.7%, with the increase coming from two areas: 1) planned Enterprise Resource Planning ("ERP") spending; and 2) the acquisitions of Arryx and IDM, whose expenses were not included in Q1FY07 financial reports. Haemonetics' tax rate was 31.5% in the quarter and reflects the resolution of a foreign tax contingency.

      Haemonetics ended the quarter with a cash balance of $216 million, and $25 million of short and long term debt. The Company generated $4 million in free cash flow for the quarter. During the quarter Haemonetics initiated a $75 million share repurchase program. Under that program, the Company spent $25 million in the quarter.

      EXPANDING THE BUSINESS

      In the quarter, Haemonetics continued to make progress expanding the business. The Company reported the following highlights:

      -- Ongoing restructuring of the European business, which reported 14.4% growth in the quarter

      -- The non-dilutive acquisition of Infonale, Inc., giving Haemonetics access to information technology and services platforms for the hospital market

      -- Revenues of $1.2 million from seven new products that the Company has launched

      QUARTERLY PRODUCT LINE GROWTH

      Plasma disposables revenue was $36 million for the quarter, up 13.0%. Plasma disposable sales benefited from continued growth in U.S. and European plasma collections. Haemonetics expects that growth in the plasma market will continue to drive strong plasma sales well into fiscal 2009.

      Blood bank disposables revenue was $33 million for the quarter, up 5.3%. Blood bank growth was driven by strong sales in Europe and Asia as the Company sees early benefits from a new sales structure that mirrors the structure in the U.S.

      Red cell disposables revenue was $11 million for the quarter, up 3.2%. Red cell disposables revenue softness was offset by strong sales of red cell equipment as the Company launched the Cymbal blood collection system. Including equipment sales, total revenues for the Red Cell product line grew 16.1%. The Company expects that red cell equipment sales will continue to contribute to product line revenue growth in the year. The Cymbal system is Haemonetics' next generation red cell technology to collect two units of red cells from one donor, and strong Cymbal equipment sales are a leading indicator of future disposable sales.

      Software and services revenue grew to $10 million for the quarter, up 55.7%. Software and services showed strength across all product lines. Information Data Management, Inc. ("IDM"), which Haemonetics acquired in January 2007, contributed $1.9 million in sales. Additional sales growth was driven by Haemonetics' 5D(TM) Information Management division which grew organically by 23%.

      OrthoPAT(R) disposables revenue was $8 million for the quarter, up 8.4%. OrthoPAT system revenue growth was driven by disposable unit growth. The Company placed an incremental 89 OrthoPAT devices and contracted with 28 new accounts. Equipment placements are expected to continue to drive disposables growth in the second half of the year.

      Equipment revenue was $7 million for the quarter, up 24.3% and driven by strong red cell equipment sales in the U.S. and plasma equipment sales in Europe.

      FY08 GUIDANCE

      Haemonetics affirmed its FY08 guidance of revenue growth of 7-9%, and said that it now expects full year revenues will grow in the high end of that range. The Company also affirmed adjusted operating income growing approximately 10%, and adjusted earnings per share in the range of $2.02-$2.12. The Company also said it will achieve the gross profit range of $248-$253 million that it guided to at its May investor meeting.

      FY08 guidance is adjusted to exclude approximately $4-5 million, or approximately $0.11 per share, of anticipated costs to restructure Haemonetics' European business. FY08 guidance includes stock compensation expense.

      FY08 GAAP earnings per share guidance is $1.91-$2.01 including the impact of restructuring costs.

      In FY08, the Company expects to generate over $30 million of free cash flow. The Company continues to make investments in the business, including ERP, its installed base of plasma collection devices, and plant expansion.

      Haemonetics has posted potential income scenarios reflecting guidance ranges on its website at http://www.haemonetics.com.

      CONFERENCE CALL

      Haemonetics will hold a conference call on Thursday, August 2nd at 10:00 am Eastern to discuss these results. Interested parties can participate in the conference call by dialing 888-802-8577 (U.S. only) or (973) 935-8754 (International) with conference ID 8987526. The call will be replayed through August 17, 2007 at (877) 519-4471 (U.S. only) or (973) 341-3080 (International)
using PIN 8987526.

      Haemonetics (NYSE: HAE) is a global company engaged in the design, manufacture and worldwide marketing of automated blood processing systems. These systems address important medical markets: surgical blood salvage, blood component collection, plasma collection, and blood component safety. To learn more about Haemonetics' products and markets, visit its web site at http://www.haemonetics.com.

      As part of this release, Haemonetics has presented supplemental non-GAAP financial results restructuring costs. Haemonetics believes that these non-GAAP results are useful to investors because it allows for an evaluation of the Company with a focus on the results of our core business.

      This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers' ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.

      CONTACT:
      Julie Fallon
      Tel. (781) 356-9517
      Alternate Tel. (617) 320-2401
      fallon@haemonetics.com

                    HAEMONETICS CORPORATION FINANCIAL SUMMARY
              (UNAUDITED DATA IN THOUSANDS, EXCEPT PER SHARE DATA)
                        CONSOLIDATED STATEMENTS OF INCOME
                           FOR THE FIRST QUARTER FYE08

                                                                     % Inc/(Dec)
                                         6/30/07 As     7/01/06 As    vs Prior
                                         Reported       Reported        Year
NET REVENUES                             $ 121,936      $ 110,674       10.2%
Gross profit                                61,494         57,373        7.2
   R&D                                       6,276          5,574       12.6
   S,G&A                                    39,439         36,908        6.9
Operating expenses                          45,715         42,482        7.6
                                         ---------      ---------

Operating income                            15,779         14,891        6.0
   Interest expense                           (207)          (425)     (51.3)
   Interest income                           1,903          2,026       (6.1)
   Other income, net                           957            912        4.9
                                         ---------      ---------

Income before taxes                         18,432         17,404        5.9

Tax expense                                  5,755          6,248       (7.9)

                                         ---------      ---------
NET INCOME                               $  12,677      $  11,156       13.6
                                         =========      =========

Net income per common share
 assuming dilution                       $    0.46      $    0.40       16.0%

Weighted average number of shares
   Basic                                    26,534         26,900
   Diluted                                  27,403         27,929

                                                                    Inc/(Dec) vs
                                                                     prior year
                                                                      profit
PROFIT MARGINS:                                                       margin %
Gross profit                                   50.4%       51.8%       (1.4%)
R&D                                             5.1%        5.0%        0.1%
S,G&A                                          32.3%       33.3%       (1.0%)
Operating income                               12.9%       13.5%       (0.6%)
Income before taxes                            15.1%       15.7%       (0.6%)
Net income                                     10.4%       10.1%        0.3%

                  REVENUE ANALYSIS FOR THE FIRST QUARTER FYE08

                                             6/30/07 As  07/01/06 As     % Inc/
                                              Reported     Reported       (Dec)
Revenues by Geography
    United States                             $ 54,831     $ 46,420       18.1%
    International                               67,105       64,254        4.4
                                              --------     --------       ----
    Net Revenues                              $121,936     $110,674       10.2

Disposable Revenues by Product Family

Donor:
    Plasma                                    $ 35,955     $ 31,819       13.0
    Blood Bank                                  33,032       31,366        5.3
    Red Cell                                    10,944       10,600        3.2
                                              --------     --------
                                              $ 79,931     $ 73,785        8.3
Patient:
    Surgical                                    16,694       17,201       (2.9)
    OrthoPAT                                     8,187        7,556        8.4
                                              --------     --------
                                              $ 24,881     $ 24,757        0.5

    Subtotal                                  $104,812     $ 98,542        6.4

Equipment                                     $  6,968     $  5,608       24.3
Software & Services                             10,156        6,524       55.7
                                              --------     --------
Net Revenues                                  $121,936     $110,674       10.2%

                           CONSOLIDATED BALANCE SHEETS

                                                            Period ending
                                                      --------------------------
Balance Sheet:                                        06/30/07        3/31/07(1)
                                                      --------        ----------

Assets
Cash & cash equivalents                               $216,056         $229,227
Accounts receivable, net                              $ 91,917         $ 91,832
Inventories, net                                      $ 68,209         $ 61,797
Other current assets                                  $ 26,884         $ 20,815
                                                      --------         --------
   Total current assets                               $403,066         $403,671
Net PP&E                                              $ 95,330         $ 90,775
Other assets                                          $ 79,708         $ 78,289

   Total assets                                       $578,104         $572,735
                                                      ========         ========

                                                            Period ending
                                                      --------------------------
                                                      06/30/07        3/31/07(1)
                                                      --------        ----------

Liabilities & Stockholders' Equity
S/T debt & current maturities                         $ 18,601         $ 22,201
  Other current liabilities                             67,514         $ 59,816
                                                      --------
Total current liabilities                               86,115           82,017
Long-term debt                                           6,522            6,675
Other long-term liabilities                              8,912            4,395
Stockholders' equity                                   476,555          479,648
                                                      --------         --------

   Total liabilities & equity                         $578,104         $572,735
                                                      ========         ========

          CONSOLIDATED STATEMENTS OF INCOME ADJUSTED FOR CERTAIN ITEMS
                               FIRST QUARTER FYE08

                                                      Restruct-
                                       6/30/07 As   uring 6/30/07        As
                                        Reported       Costs(2)     Adjusted (3)
                                       ---------      ---------      ---------
NET REVENUES                           $ 121,936      $       0      $ 121,936
Gross profit                              61,494              0         61,494
    R&D                                    6,276              0          6,276
    S,G&A                                 39,439          1,629         37,810
Operating expenses                        45,715          1,629         44,086
                                       ---------      ---------      ---------

Operating income                          15,779         (1,629)        17,408
    Interest expense                        (207)             0           (207)
    Interest income                        1,903              0          1,903
    Other income/(expense), net              957              0            957
                                       ---------      ---------      ---------

Income before taxes                       18,432         (1,629)        20,061

Tax expense                                5,755           (558)         6,313

                                       ---------      ---------      ---------
NET INCOME                             $  12,677      $  (1,071)     $  13,748
                                       =========      =========      =========

Net income per common share
assuming dilution                      $    0.46      $   (0.04)     $    0.50

Weighted average number of shares
    Basic                                 26,534         26,534         26,534
    Diluted                               27,403         27,403         27,403

                                                Restru-                     Adjusted %
                                7/01/06 As      cturing      7/01/06 As    Inc/(Dec) vs
                                 Reported       Costs(2)     Adjusted (4)   Prior Year
                                ---------      ---------      ---------     ----------
NET REVENUES                    $ 110,674      $       0      $ 110,674        10.2%
Gross profit                       57,373              0         57,373         7.2
    R&D                             5,574              0          5,574        12.6
    S,G&A                          36,908          1,561         35,347         7.0
Operating expenses                 42,482          1,561         40,921         7.7
                                ---------      ---------      ---------

Operating income                   14,891         (1,561)        16,452         5.8
    Interest expense                 (425)             0           (425)      (51.3)
    Interest income                 2,026              0          2,026        (6.1)
    Other income/
     (expense), net                   912              0            912         4.9
                                ---------      ---------      ---------

Income before taxes                17,404         (1,561)        18,965         5.8

Tax expense                         6,248           (546)         6,794        (7.1)

                                ---------      ---------      ---------
NET INCOME                      $  11,156         (1,015)     $  12,171        13.0
                                =========         ======      =========

Net income per common share
assuming dilution               $    0.40      $   (0.04)     $    0.44        15.1%

Weighted average number
 of shares
    Basic                          26,900         26,900         26,900
    Diluted                        27,929         27,929         27,929

                                                                    Inc/(Dec) vs
                                   6/30/07          7/01/06          prior year
                                     As               As               profit
                                 Adjusted(3)      Adjusted(4)         margin %
PROFIT MARGINS:
Gross profit                        50.4%            51.8%              (1.4%)
R&D                                  5.1%             5.0%               0.1%
S,G&A                               31.0%            31.9%              (0.9%)
Operating
 income                             14.3%            14.9%              (0.6%)
Income before
 taxes                              16.5%            17.1%              (0.6%)
Net income                          11.3%            11.0%               0.3%

                          FREE CASH FLOW RECONCILIATION

                                                        6/30/07         7/01/06
                                                       --------        --------
GAAP CASH FLOW FROM OPERATIONS                         $ 14,181        $ 17,509

Capital expenditures                                   $(11,448)       $(10,307)
Proceeds from sale of property, plant
 and equipment                                         $  1,305        $  1,024
                                                       --------        --------
Net investment in property, plant and
 equipment                                             $(10,143)       $ (9,283)
                                                       --------        --------
Free Cash Flow                                         $  4,038        $  8,226

(1) Reflects the adjustment to convert our investment in Arryx, Inc. to the equity method for periods prior to the acquisition

(2) Restructuring costs primarily include severance and related costs associated with eliminating or reorganizing certain positions in our international business operations

(3) "As Adjusted" for FY 08 is comprised of "As Reported" less the "Restructuring Costs"

(4) "As Adjusted" for FY 07 is comprised of "As Reported" less the "Restructuring Costs"